Exhibit 99.1

Rubicon Project Reports First Quarter Revenue Growth of 62% and Raises Full Year Guidance on Continued Strong Outlook
Technology Leader Delivers Fifth Consecutive Quarter of Robust Growth;
Chango Acquisition Provides Positive Impact on Outlook

•	First quarter revenue of $37.2 million, an increase of 62% year-over-year

•	First quarter Adjusted EBITDA[1] of $4.2 million, versus ($1.6) million in Q1 2014

•	First quarter non-GAAP EPS[1] of $0.02, versus ($0.15) in Q1 2014

•	First quarter net loss of ($5.0) million, or ($0.14) per share vs. ($6.1) million, or ($0.59) in Q1 2014

LOS ANGELES, California – May 5, 2015 – Rubicon Project (NYSE: RUBI), a global technology company leading the automation of advertising, today reported its results of operations for the first quarter ended March 31, 2015, including its highest year-over-year growth rate since its IPO. This represents the fifth consecutive quarter Rubicon Project has surpassed its strong growth guidance. The technology company also increased its full year guidance for 2015.
“Our business grew by 62% in Q1 - the highest year-over-year growth rate since our IPO. I am especially proud of our team for delivering this level of growth in what is seasonally a slower quarter for the advertising industry,” said Frank Addante, CEO, Founder, and Chief Product Architect of Rubicon Project.

“This is an exciting time to be innovating in the nearly $300 billion advertising market and our investments in the right people, the right culture and the right technology have placed Rubicon Project in a strong position to continue to lead the automation of advertising. Our future growth opportunity is further enhanced by the recent acquisition of Chango, which we estimate brings access to $35 billion of additional intent marketing spend to the Rubicon Project marketplace, including search budgets that we can now bring into premium advertising,” Addante said.

Q1 2015 Results Summary
(in millions, except per share amounts)
	Three Months Ended
Financial Measures	March 31, 2015	March 31, 2014
Revenue	$37.2	$23.0
Net loss	($5.0)	($6.1)
Adjusted EBITDA[1]	$4.2	($1.6)
Net loss per share	($0.14)	($0.59)
Non-GAAP EPS[1]	$0.02	($0.15)
Q1 2015 Key Operational Measures:

•	Managed revenue[2] was $197.2 million for the first quarter of 2015, an increase of 52% from $129.6 million for the first quarter of 2014.

•	Take rate[2] was 18.9% for the first quarter of 2015, compared to 17.8% for the first quarter of 2014.
Balance Sheet:

•	Cash and cash equivalents were $120.3 million as of March 31, 2015.

•	Debt and capital lease obligations were less than $0.1 million as of March 31, 2015.

Q2 and Full Year 2015 Financial Outlook
The Company is providing estimates for the second quarter of 2015 and raising its full year estimates for 2015. The financial outlook provided below includes anticipated contributions from Rubicon Project's recent acquisition of Chango Inc. from the acquisition date of April 24, 2015. While the determination of Chango's revenue reporting and Chango's 2014 financial audit are not yet complete, the guidance table below assumes that all of Chango's revenue will be reported on a net basis in a manner similar to Rubicon Project's historical revenue reporting.

	Q2 2015	Full Year 2015
Guidance Measure
Revenue	$41.5 - $42.5 million	$203 - $206 million
Adjusted EBITDA[1]	($4.5) - ($3.5) million	$24 - $27 million
Non-GAAP earnings (loss) per share [1]	($0.21) to ($0.19)	$0.22 to $0.25

Definitions:
1
Adjusted EBITDA and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called “Key Operational and Non-GAAP Financial Measures” and the reconciliations and calculations included at the end of this earnings release.

2
Managed revenue and take rate are operational measures. Managed revenue represents advertising spending transacted on the Company's platform and would represent revenue if the Company were to record revenue on a gross basis instead of a net basis. Take rate represents the Company's share of managed revenue.

First Quarter 2015 Results Conference Call and Webcast:
The Company will host a conference call on May 5, 2015 at 1:30 PM (PT) / 4:30 PM (ET) to discuss its financial and operating results for its first quarter of 2015. To access the conference call by telephone, interested parties should dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and use conference ID 34901920. A telephonic replay of the conference call will be available for one week. To access the telephonic replay, interested parties should dial (855) 859-2056 (domestic) and (404) 537-3406 (international) and use conference ID 34901920.
A live audio webcast of the conference call will also be available within the "Events and Presentations" section of Rubicon Project’s investor relations website at http://investor.rubiconproject.com. The webcast will be available for replay following the conclusion of the live call.
About Rubicon Project
Rubicon Project (NYSE: RUBI) has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems. The Company's mission is to automate the buying and selling of advertising by offering innovative products to connect buyers and sellers globally.
www.rubiconproject.com. @RubiconProject. #Automation #Excellence #CultureMatters
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc. All other marks mentioned are the property of their respective owners.

Forward-Looking Statements
This press release and management’s prepared remarks during the conference call referred to above include, and management’s answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, our belief that our investments in the right people, the right culture and the right technology have placed us in a strong position to continue to lead the automation of advertising; our belief that our future growth opportunity is being enhanced by the recent acquisition of Chango; our belief that the Chango acquisition brings access to $35 billion of additional intent marketing spend to our marketplace, including search budgets that we can now bring into premium advertising; the size and growth of the intent marketing business; continued growth in Chango’s business; acceleration in the development of our buy-side business as a result of the transaction; development of our Orders business and Chango’s retargeting, CPC, and CPA capabilities; synergies between Chango’s brand and agency clients and our seller clients; integration of Chango’s data and other technologies into our business; our ability to leverage our platform to take advantage of Chango’s business model, including pricing and products; accretion resulting from the transaction within 12 months; and the final purchase price and dilution resulting from the transaction. Forward-looking statements also include our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; financial measures including Adjusted EBITDA and non-GAAP earnings (loss) per share; operational measures including managed revenue, paid impressions, average CPM, and take rate; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. The intent marketing business may grow slower than anticipated, or Chango may not benefit from growth in the market to the degree we expect due to stronger offerings by competitors or other factors. Integrating the Chango business with ours may be difficult for various reasons, and Chango’s success in its market may be more difficult to translate to our client base and infrastructure than we anticipate, making synergies elusive. Market practices and regulation related to data capture and use are complex and evolving, and development or enforcement of restrictions could diminish Chango’s data-driven competitive advantages. Integration with us could distract Chango management or cause cultural challenges that might result in slower than expected growth in Chango’s business, and competitive pressures could have the same effect. Key Chango employees might be difficult to retain. Some Chango clients might perceive conflicts with us and shift business to Chango competitors, and some of our clients might perceive conflicts with Chango and therefore reduce their business with us. Market pressures could erode the profitability of Chango’s business. Chango’s retargeting, CPC, and CPA offerings are under development and may not be embraced by the market and grow in accordance with our expectations. Our Orders business is still evolving and may not meet our growth or profitability expectations. Sellers might be reluctant to shift additional inventory types to us to meet evolving demand we anticipate from Chango’s clients. Chango’s business is based on short-term insertion orders, and clients may reduce or terminate their spending with Chango on short notice and without penalty.

In addition, Chango’s business is subject to many of the same risks that affect our business, and other risks applicable to us will affect Chango as a part of Rubicon Project following the closing of the transaction. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, orders, automated guaranteed, and intent marketing solutions; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; the effects of increased competition in our market and our ability to compete effectively and to maintain our pricing and take rate; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. Additional information will also be set forth in other filings we make from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Key Operational and Non-GAAP Financial Measures
Our management evaluates and makes operating decisions using various operational and financial measures.
Operational Measures
Managed revenue is an operational measure that represents the advertising spending transacted on our platform, and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Many companies in our industry record revenue on a gross basis, so tracking our managed revenue allows us to compare our results to the results of those companies. Our managed revenue is influenced by the volume and characteristics of paid impressions and average CPM.
Take rate is an operational measure that represents our share of managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, product mix, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.
Financial Measures
This press release includes information relating to Adjusted EBITDA and non-GAAP earnings (loss) per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Management believes that these non-GAAP financial measures provide useful information about our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP earnings (loss) per share eliminate the impact of items that we do not consider indicative of our core operating performance and operating performance on a per share basis. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP measures to their most comparable GAAP financial measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of net loss to Adjusted EBITDA” and “Reconciliation of net loss attributable to common stockholders to non-GAAP net income (loss) and calculation of non-GAAP earnings (loss) per share” included as part of this press release.

We define Adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income, or expenses such as acquisition and related costs, and provision for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of preferred stock warrant liabilities, foreign exchange gains and losses, certain other non-recurring income or expense such as acquisition and related costs, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired; our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our financial performance;

•	Adjusted EBITDA may sometimes be considered by the compensation committee of our board of directors in connection with the determination of compensation for our executive officers; and

•
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future; Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for acquisition and related items, such as transaction expenses and expenses associated with earn-out amounts;

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, we also consider other financial measures, including net loss.

Non-GAAP earnings (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net loss attributable to common stockholders excluding the change in fair value of pre-IPO convertible preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, including amortization of acquired intangible assets, and foreign currency gains and losses. The non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share assume the net exercise of a preferred stock warrant and the conversion of each share of convertible preferred stock to one half share of common stock in connection with our initial public offering as if they had occurred at the beginning of each respective period presented, whereas, weighted-average shares outstanding used to calculate GAAP earnings (loss) per share reflect the net exercise and conversion as of April 7, the date our IPO closed. In periods in which non-GAAP net income (loss) is profitable, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share include the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. The weighted-average shares used to compute net loss per share, non-GAAP weighted-average shares outstanding used to compute non-GAAP earnings (loss) per share, and non-GAAP weighted-average shares outstanding used in our guidance for the full year non-GAAP earnings (loss) per share include the 6.4 million shares issued in our initial public offering from the date our IPO closed. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP financial measure of net loss attributable to common stockholders.
Investor Relations Contact
Erik Randerson, CFA
Rubicon Project
(424) 320-2133
eranderson@rubiconproject.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$120,336	$97,196
Accounts receivable, net	120,723	133,267
Prepaid expenses and other current assets	5,416	7,514
TOTAL CURRENT ASSETS	246,475	237,977
Property and equipment, net	14,061	15,196
Internal use software development costs, net	12,357	11,501
Goodwill	16,290	16,290
Intangible assets, net	13,071	14,090
Other assets, non-current	600	1,427
TOTAL ASSETS	$302,854	$296,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$153,680	$151,021
Debt and capital lease obligations, current portion	53	105
Other current liabilities	2,680	3,276
TOTAL CURRENT LIABILITIES	156,413	154,402
Other liabilities, non-current	1,496	1,879
Contingent consideration liability	11,586	11,448
TOTAL LIABILITIES	169,495	167,729
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	219,173	209,472
Accumulated other comprehensive loss	(71)	(8)
Accumulated deficit	(85,743)	(80,712)
TOTAL STOCKHOLDERS’ EQUITY	133,359	128,752
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$302,854	$296,481

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Revenue	$37,178	$23,015
Expenses:
Cost of revenue[1]	6,561	4,460
Sales and marketing[1]	15,049	9,027
Technology and development[1]	8,414	4,677
General and administrative[1]	14,279	11,320
Total expenses	44,303	29,484
Loss from operations	(7,125)	(6,469)
Other (income) expense:
Interest expense, net	12	57
Change in fair value of preferred stock warrant liabilities	—	(1,010)
Foreign exchange (gain) loss, net	(2,190)	548
Total other (income) expense, net	(2,178)	(405)
Loss before income taxes	(4,947)	(6,064)
Provision for income taxes	84	50
Net loss	(5,031)	(6,114)
Cumulative preferred stock dividends	—	(1,046)
Net loss attributable to common stockholders	$(5,031)	$(7,160)
Basic and diluted net loss per share attributable to common stockholders:	$(0.14)	$(0.59)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders:	35,758	12,215

1	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31, 2015	March 31, 2014
Cost of revenue	$42	$31
Sales and marketing	1,125	577
Technology and development	790	303
General and administrative	3,541	1,567
Total stock-based compensation	$5,498	$2,478

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
OPERATING ACTIVITIES:
Net loss	$(5,031)	$(6,114)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,390	2,375
Stock-based compensation	5,498	2,478
Loss on disposal of property and equipment, net	28	24
Change in fair value of preferred stock warrant liabilities	—	(1,010)
Change in fair value of contingent consideration	138	—
Unrealized foreign currency (gain) loss	(1,054)	189
Changes in operating assets and liabilities:
Accounts receivable	12,227	20,140
Prepaid expenses and other assets	1,471	(580)
Accounts payable and accrued expenses	5,564	(17,858)
Other liabilities	(795)	(1,453)
Net cash provided by (used in) operating activities	22,436	(1,809)
INVESTING ACTIVITIES:
Purchases of property and equipment	(2,259)	(1,127)
Capitalized internal use software development costs	(2,116)	(1,995)
Change in restricted cash	1,252	50
Net cash used in investing activities	(3,123)	(3,072)
FINANCING ACTIVITIES:
Payments of initial public offering costs	—	(1,473)
Proceeds from exercise of stock options	4,031	944
Repayment of debt and capital lease obligations	(52)	(135)
Net cash provided by (used in) financing activities	3,979	(664)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(152)	53
CHANGE IN CASH AND CASH EQUIVALENTS	23,140	(5,492)
CASH AND CASH EQUIVALENTS--Beginning of period	97,196	29,956
CASH AND CASH EQUIVALENTS--End of period	$120,336	$24,464
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$448	$711
Capitalized stock-based compensation	$172	$107
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,161

THE RUBICON PROJECT, INC.
KEY OPERATIONAL AND FINANCIAL MEASURES
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Operational Measures:
Managed revenue (in thousands)	$197,220	$129,566
Take rate	18.9%	17.8%
Financial Measures:
Revenue (in thousands)	37,178	23,015
Adjusted EBITDA (in thousands)	$4,192	$(1,616)

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Financial Measure:
Net loss	$(5,031)	$(6,114)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	3,374	2,232
Amortization of acquired intangibles	1,016	143
Stock-based compensation expense	5,498	2,478
Acquisition and related items	1,429	—
Interest expense, net	12	57
Change in fair value of preferred stock warrant liabilities	—	(1,010)
Foreign currency (gain) loss, net	(2,190)	548
Provision for income taxes	84	50
Adjusted EBITDA	$4,192	$(1,616)

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP NET INCOME (LOSS) AND CALCULATION OF NON-GAAP EARNINGS (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Calculation of non-GAAP earnings per share:
Net loss attributable to common stockholders	$(5,031)	$(7,160)
Add back (deduct):
Change in fair value of preferred stock warrant liabilities	—	(1,010)
Cumulative preferred stock dividends	—	1,046
Stock-based compensation	5,498	2,478
Acquisition and related items, including amortization of acquired intangibles	2,445	143
Foreign currency (gain) loss, net	(2,190)	548
Non-GAAP net income (loss)	$722	$(3,955)
Non-GAAP earnings (loss) per diluted and (basic and diluted) share	$0.02	$(0.15)
Non-GAAP weighted-average shares outstanding	40,523	26,911

The following table shows the basis for the per share computations presented in this report. See the discussion in the section included in this press release called “Key Operational and Non-GAAP Financial Measures” for a description of non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share.

Method	Shares	Period	Use
Outstanding as of 3/31/2015	37.9	Q1 2015	Total shares outstanding
GAAP weighted-average shares, basic and diluted	35.8	Q1 2015	Determine basic and diluted EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	12.2	Q1 2014	Determine basic and diluted EPS during unprofitable period
Non-GAAP weighted-average shares, diluted	40.5	Q1 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, basic and diluted	26.9	Q1 2014	Determine Non-GAAP EPS during unprofitable period based on Non-GAAP net loss